                                                                   EXHIBIT 10.12




[LIPID SCIENCES, INC. LOGO]

                                              SERVICE AGREEMENT

                                                    With

                                        KARUBA INTERNATIONAL PTY LTD

This Agreement is between Lipid Sciences, Inc., a Delaware Corporation, having an address at 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566 (hereinafter referred to as "LSI") and KARUBA INTERNATIONAL PTY LTD, an Australian corporation, having an address at 190 Woodlands Drive, Thornlands QLD, Australia (hereinafter referred to as "Consultant") and Dr Bill E. Cham, having an address at 190 Woodlands Drive, Thornlands QLD, Australia, (hereinafter referred to as the "Nominated Person").

Whereas Aruba International Pty Ltd (hereinafter "Aruba") an Australian Company having an address at Rocklea Junction, 14/1645 Ipswich Road, Rocklea, Queensland 4106; and LSI are parties under an Intellectual Property Agreement dated December 29, 2001 (hereinafter "License Agreement").

Whereas Aruba wishes to direct Consultant and hereby does direct Consultant to satisfy certain of its obligations to LSI under the License Agreement.

Whereas the Parties agree to have the Consultant provide Services to LSI through the Nominated Person, the Parties agree as follows:

1.       SERVICES

         Aruba hereby directs Karuba International Pty Ltd to provide services to LSI, through the Nominated Person, which to satisfy Aruba's obligations under Section 2.2 of the License Agreement. Consultant shall provide to LSI the Services set out in Schedule 1 (hereinafter referred to as "Services") through the Nominated Person.

2.       TERM

         The term of this Agreement shall be for a term of one (1) year commencing on the date last subscribed below ("Effective Date"), which term will be automatically renewed thereafter. Either party may terminate this Agreement, without cause, upon thirty (30) days written notice. In the event of such termination by LSI, Consultant shall receive the monthly compensation fee agreed to herein for a period of four months from the date of termination. The Parties agree that sections 4-10 shall survive expiration or termination of this Agreement.

3.       COMPENSATION/REIMBURSEMENT

         In consideration of the Services provided by the Consultant under this Agreement, LSI shall pay Consultant the fees provided for in Schedule 2 ("Fees for Services"). Consultant and Nominated Person understands that neither Consultant or Nominated Person, is eligible for and shall not be entitled to receive any LSI employee benefits, including medical coverage, workers' compensation insurance, disability insurance, unemployment benefits, sick leave, long service leave, annual leave or other similar benefits or other insurance protection LSI provides to its employees. Consultant further acknowledges that Consultant is responsible for obtaining any workers' compensation or general liability insurance as may be required or appropriate in connection with Consultant's status as a business entity. The Consultant will effect and maintain insurance indicated in this clause against any liability, loss claim or proceeding of any kind arising in connection with statutory worker's compensation ("WorkerCover") as required by statute in Australia. LSI requires that Consultant promptly provide on an annual basis a certificate of currency verifying payment of WorkCover.

         LSI will reimburse Consultant for the out-of-pocket expenses outlined below, which are incurred in the performance of Services and for such other expenses as otherwise agreed to by the parties in writing. LSI will reimburse Consultant for telephone, facsimile, and mobile phone calls as well as overnight courier related charges incurred in performance of Services. In the event Consultant shall be requested in writing to travel on behalf of LSI, LSI shall reimburse Consultant for reasonable and necessary travel expenses (excluding travel time) to such places as Consultant may travel in the performance of such Services. Consultant shall provide an itemized expense statement for all such out-of pocket expenses including receipts for each no later than the last day of each monthly period. Such itemized expense statements shall be forwarded to the attention of the corporate controller or his or her designee at the aforementioned address. Reimbursement of such expenses shall be in accordance with LSI's policy regarding reimbursement of expenses.

         Consultant and Aruba further agree that the fees paid hereunder represent all amounts to be paid under Section 2.2 of the License Agreement between Aruba International Pty Ltd and LSI.

4.       CONFIDENTIAL INFORMATION

         Consultant will hold all Confidential Information (as defined below) in confidence and will not disclose, use, copy, publish, summarize, or remove from the LSI's premises any Confidential Information except (a) as necessary to carry out Consultant's specified Services for and on behalf of LSI; or (b) with the prior written consent of LSI.

         "Confidential Information" includes but is not limited to mean any LSI proprietary information, technical data, trade secrets or know-how, including, but not limited to, intellectual property information, research, product plans, market assessments, business plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of LSI on whom Consultant called or with whom Consultant became acquainted during this service relationship), software, databases, object codes, programs, developmental and experimental work, inventions, innovations, ideas, discoveries, processes, formulas, technology, techniques, improvements, research data, biological materials, gene sequences, cell lines, assays, designs, methods, patterns, compilations, drawings, engineering, hardware configuration information, licenses, finances, prices and costs, budgets, financial information and forecasts, product plans, marketing plans and strategies, business plans, research and development plans, or other business information disclosed to Consultant by LSI either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or discussions or created by Consultant during the period of this Agreement, whether or not during working hours.

         During and after Consultant's rendering of Services to LSI, Consultant will not use or disclose or allow anyone else to use or disclose any Confidential Information or knowledge relating to LSI, its employees, products, Consultants or customers, except as may be necessary in the performance of Consultant's work for LSI or as may be authorized in advance by appropriate officials of LSI. Consultant will not disclose directly or indirectly to any third party or parties any information or knowledge Consultant may acquire with respect to such Confidential Information without LSI's prior written consent.

5.       LSI PROPERTY

         All papers, records, data, notes, drawings, files, documentation and information, in whatever form, including all copies, relating to LSI's business that Consultant possesses or creates as a result of performing the Services for LSI, whether or not confidential, are the sole and exclusive property of LSI. In the event of expiration or termination of the Agreement for any reason, Consultant will promptly deliver all such materials, whether in possession, custody or control of the Consultant or the Nominated Person, to LSI and will sign and deliver to LSI the "Termination Certificate" attached at Schedule 3, and shall make no further use thereof.

6.       ASSIGNMENT OF INVENTIONS

         Consultant will promptly disclose to LSI in writing all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable (collectively, "Inventions"), made or conceived, developed, reduced to practice or learned by Consultant, either alone or jointly with others, during the term of the Agreement. Consultant hereby assigns to LSI any rights Consultant may have or acquire in such Inventions, which shall be the sole property of LSI and its assigns. Consultant will assist LSI in every proper way to obtain and enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. Consultant also hereby irrevocably designates and appoints LSI and its duly authorized officers and agents as its agent and attorneys-in-fact-to act for and in his behalf for the purpose of executing and filing any such document and doing all acts to accomplish the foregoing purposes.

7.       CONFLICT OF INTEREST

         Consultant represents that Consultant has no other agreements or commitments, which would hinder Consultant's performance of obligations under this Agreement, and that Consultant will not enter into any such agreements during the term hereof.

         Consultant represents that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or trust prior or subsequent to the commencement of Consultant's service relationship with LSI, and Consultant will not disclose to LSI, or induce LSI to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

8.       NOMINATED PERSON'S COVENANTS

         Consultant hereby agrees that it shall within forty-five days of the Effective Date hereof provide to LSI a copy of an agreement between Consultant and Nominated Person documenting that the Nominated Person accepts substantially the same obligations and makes the acknowledgements on substantially the same terms as those of the Consultant set out in clauses 4 to 8 (inclusive) of this Agreement.

9.       INDEMNITY

         Consultant agrees to defend, indemnify and hold harmless LSI and its directors, officers, agents and employees from and against all claims, losses, liabilities, damages, expenses and costs (including reasonable attorney's fees and costs of litigation regardless of outcome) which result from any breach by Consultant of any provision contained in this Agreement or any failure by Consultant to perform the Services required under this Agreement.

10.      STATUS AS A BUSINESS ENTITY

         Consultant is a business entity, as such, Consultant understands and agrees that Consultant is not an agent or employee of LSI and has no authority to bind LSI, by contract or otherwise.

11.      MISCELLANEOUS

         (a) ASSIGNMENT. Consultant agrees that Consultant may not assign this Agreement or delegate duties herein without LSI's prior written consent.

         (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Parties.

         (c) PUBLICATION. Consultant agrees that it shall provide any and all documents, paper, manuscripts, abstracts, or presentation outlines or notes, or other such materials intended by the Consultant for publication (hereinafter "Materials") promptly to LSI. LSI shall have thirty (30) days within in which to review the Materials. LSI reserves the right within this time period to restrict publication of Materials. Consultant agrees that Materials shall not include any Confidential Information in Material unless LSI agrees in writing that such Confidential Information can be included in Material.

         (d) SOLE AGREEMENT. This Agreement, including the Schedules, together with the License Agreement entered into between Aruba International Pty Ltd and Lipid Sciences Inc. on 30 December 1999, constitutes the entire agreement of the Parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The parties acknowledge that the terms and conditions of the License Agreement shall remain in full force and effect during the term hereof and following termination of this Agreement.

         (e) ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

         (f) REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that he has no other employments, consultancies, or undertakings, which would restrict or impair his performance of this Agreement.

         (g) INDEMNIFICATION. LSI hereby agrees to indemnify, defend and hold harmless Consultant against: all losses incurred by Consultant; all liabilities incurred by Consultant; and other expenses incurred by Consultant in connection with a demand, action, arbitration or other proceeding (including mediation, compromise, out of court settlement or appeal); arising directly or indirectly as a result of the provision of Services under this Agreement except to the extent that such losses, liabilities or expenses arise from: any willful or negligent act or omission by Consultant or those parties for whose acts Consultant is vicariously liable; any breach by Consultant of this Agreement; or any obligation to pay tax by Consultant or the Nominated Person. LSI shall indemnify Consultant as described above providing Consultant promptly notifies LSI in writing of any such claim of indemnity. Karuba hereby authorizes LSI to settle or compromise any such demand, action, arbitration or other proceeding (including mediation, compromise, out of court settlement or appeal).

         (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         (i) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         (j) CHOICE OF LAW. The laws of the State of California, USA, shall govern the validity, interpretation, construction and performance of this Agreement, without giving effect to the principles of conflict of laws. In the event of any dispute under this Agreement, the Parties consent to the non-exclusive jurisdiction of the Federal or State Court of the State of California, USA.


                              SCHEDULE 1: SERVICES

Consultant will perform the services requested by LSI's Chief Executive Officer including but not limited to the following:

Consultant is to provide the following services through the personal services of the Nominated Person: technical assistance, as well as know-how, materials, trademarks, copyrights and technology, which is useful in or necessary toward the development, optimization and/or commercialization of any composition of matter, method or processes defined by the term Licensed Patents as used in the License Agreement.

Consultant shall provide a written monthly report on Services performed and any results thereto.



                          SCHEDULE 2: FEES FOR SERVICES

Consultant shall be paid at the rate of Three Hundred Seventy-Five Thousand One Hundred Sixty and eight cents Australian Dollars (AU $375,160.08) per year gross for Services performed hereunder, which amount shall be divided and be paid fortnightly one week in advance and one week in arrears, exclusive of Australian goods and services tax ("GST"). LSI shall pay GST due and payable. Effective beginning the pay period following May 1, 2002 the above rate shall be increased to Three Hundred Eighty-Eight Thousand Seven Hundred Eleven and Fifty-Six Cents Australian Dollars (AU $388,711.56).

In addition, the hourly rate and time invoiced by Consultant for providing the above services hereunder, includes monetary coverage for administrative assistance, which assistance shall be paid for directly by Consultant. Such administrative assistance shall not be considered out-of-pocket expenses and not separately reimbursable by LSI under Section 2 of this Agreement.

                       SCHEDULE 3 TERMINATION CERTIFICATE

Reference is made to that certain Consultant, Service Agreement, dated November 27, 2001 by and among Lipid Sciences, Inc., Karuba International PTY Ltd., and Bill E. Cham (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

This is to certify that the undersigned does not have in his or its possession, nor has the undersigned failed to return, any papers, records, data, notes, drawings, models, files, documents, samples, devices, products, equipment, and other materials, including reproductions of any of the aforementioned items, belonging to, or relating to the business of, Lipid Sciences, Inc., its subsidiaries, affiliates, successors, or assigns (together, LSI). As well as any information generated by the undersigned (alone or with others) as a result of the Services provided by the Consultant to LSI, or from access to Confidential Information, and shall make no further use thereof.

The undersigned further certifies that the undersigned has complied with all the terms of the Service Agreement signed by the undersigned, including the reporting of any inventions and original works of authorship conceived or made by Consultant, solely or jointly with others, covered by that Agreement.

The undersigned further agrees that, in compliance with the Service Agreement, the undersigned will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information of LSI or of any of its customers, vendors, consultants, and other parties with which it does business.

/s/ Bill E. Cham                             27 November 2001
-------------------------------------------------------------
    Bill E. Cham, Ph.D.                            Date
    Director Karuba International Pty Ltd.


IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the Effective Date.

Consultant:                                  LSI:
Karuba International, Pty Ltd                Lipid Sciences, Inc.


By: /s/ Bill E. Cham                         By: /s/ / Barry D. Michaels
    ---------------------------------        ---------------------------------
        Bill E. Cham, Ph.D.                            Barry D. Michaels
        Director                                       Chief Financial Officer

Date:   27 November 2001                     Date:     26 November 2001
    ---------------------------------        ---------------------------------

         And

Aruba International, Pty Ltd

By: /s/ Bill E. Cham                         27 November 2001
    ---------------------------------        ---------------------------------
        Bill E. Cham, Ph.D., Director              Date